Exhibit 99.1

News Release

IMMUNOGEN ANNOUNCES CLOSING OF PUBLIC OFFERING

OF COMMON STOCK, INCLUDING FULL EXERCISE OF UNDERWRITERS’ OPTION TO PURCHASE ADDITIONAL SHARES

Waltham, MA, October 11, 2017 — ImmunoGen, Inc. (NASDAQ: IMGN) today announced the closing of its previously announced underwritten public offering of 16,675,000 shares of its common stock, including 2,175,000 shares sold pursuant to the underwriters’ full exercise of their option to purchase additional shares, at a price to the public of $6.50 per share. The gross proceeds to ImmunoGen from the offering (before deducting the underwriting discounts and offering expenses) were $108.4 million.

ImmunoGen anticipates using the net proceeds of the offering, together with its existing capital, to fund its operations, including, but not limited to, research and development activities, clinical trial activities, manufacturing and supply of drug substance and drug products, commercialization preparation, acquisitions of new technologies, capital expenditures and working capital.

Jefferies, Leerink Partners and RBC Capital Markets acted as joint book-running managers for the offering. Canaccord Genuity acted as sole co-manager for the offering.

The securities described above were offered by ImmunoGen pursuant to a shelf registration statement that was previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. A preliminary prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022 , or by telephone at (877) 821-7388, or by email at Prospectus_Department@Jefferies.com; Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, or by telephone at (800) 808-7525, ext. 6132 or by email at syndicate@leerink.com; or RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281-8098, Attention: Equity Syndicate, or by telephone at (877) 822-4089, or by email at equityprospectus@rbccm.com.

About ImmunoGen

ImmunoGen is a clinical-stage biotechnology company that develops targeted cancer therapeutics using its proprietary antibody-drug conjugate (ADC) technology. The Company’s lead product candidate, mirvetuximab soravtansine, is in a Phase 3 trial for FRα-positive platinum-resistant ovarian cancer, and is in a Phase 1b/2 trial in combination regimens for earlier-stage disease. ImmunoGen has three additional clinical-stage compounds, two of which are being developed in collaboration with Jazz Pharmaceuticals. ImmunoGen’s ADC technology is also used in Roche’s marketed product, Kadcyla® and in programs in development by Amgen, Bayer, Biotest, CytomX, Debiopharm, Lilly, Novartis, Sanofi and Takeda.

Kadcyla® is a registered trademark of Genentech, a member of the Roche Group.

This press release includes forward-looking statements, including statements related to the public offering of securities by ImmunoGen, including statements about the anticipated use of the net proceeds of the offering. For these statements, ImmunoGen claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Various factors could cause actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this release. Factors that could cause future results to differ materially from such expectations include, but are not limited to: uncertainties inherent in the initiation of future clinical trials and such other factors more fully described in ImmunoGen’s transition report on Form 10-K for the six-month period ended December 31, 2016 and other reports filed with the Securities and Exchange Commission.

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CONTACTS:

For Investors

ImmunoGen, Inc.

Sarah Kiely, 781-895-0600

sarah.kiely@immunogen.com

For Media

ImmunoGen, Inc.

Courtney O’Konek, 781-895-0158

courtney.okonek@immunogen.com

or

FTI Consulting, Inc.

Robert Stanislaro, 212-850-5657

robert.stanislaro@fticonsulting.com

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